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[LOGO OF LEWIS AND ROCA]                                      EXHIBIT 16.2
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     Comptroller of the Currency
     Administrator of National Banks
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     Washington, D.C. 20219

                                  CERTIFICATE

     I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

     1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

     2. "The Bank of New York Trust Company of Florida, National Association," Miami, Florida, (Charter No. 17871) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                                      IN TESTIMONY WHEREOF, I have hereunto
                                      subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 29th day of February, 2000.




[Seal]                                /s/ John D. Hawke, Jr.
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                                        Comptroller of the Currency